Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

The following is a list of ArcelorMittal’s operating subsidiaries as of December 31, 2015, each wholly- or majority-owned directly or indirectly through intermediate holding companies

	Name of Subsidiary	Abbreviation	Country
NAFTA
	ArcelorMittal Dofasco Inc.[1]	ArcelorMittal Dofasco	Canada
	ArcelorMittal Mexico S.A. de C.V.	ArcelorMittal Mexico	Mexico
	ArcelorMittal USA LLC	ArcelorMittal USA	USA
	ArcelorMittal Las Truchas, S.A. de C.V.	ArcelorMittal Las Truchas	Mexico
	ArcelorMittal Montreal Inc.[2]	ArcelorMittal Montreal	Canada

Brazil and neighboring countries ("Brazil")
	ArcelorMittal Brasil S.A.	ArcelorMittal Brasil	Brazil
	Acindar Industria Argentina de Aceros S.A.	Acindar	Argentina

Europe
	ArcelorMittal Atlantique et Lorraine S.A.S.	ArcelorMittal Atlantique & Lorraine	France
	ArcelorMittal Belgium N.V.	ArcelorMittal Belgium	Belgium
	ArcelorMittal España S.A.	ArcelorMittal España	Spain
	ArcelorMittal Flat Carbon Europe S.A.	AMFCE	Luxembourg
	ArcelorMittal Galati S.A.	ArcelorMittal Galati	Romania
	ArcelorMittal Poland S.A.	ArcelorMittal Poland	Poland
	Industeel Belgium S.A.	Industeel Belgium	Belgium
	Industeel France S.A.	Industeel France	France
	ArcelorMittal Eisenhüttenstadt GmbH	ArcelorMittal Eisenhüttenstadt	Germany
	ArcelorMittal Bremen GmbH	ArcelorMittal Bremen	Germany
	ArcelorMittal Méditerranée S.A.S.	ArcelorMittal Méditerranée	France
	ArcelorMittal Belval & Differdange S.A.	ArcelorMittal Belval & Differdange	Luxembourg
	ArcelorMittal Hamburg GmbH	ArcelorMittal Hamburg	Germany
	ArcelorMittal Gipuzkoa S.L.	ArcelorMittal Gipuzkoa	Spain
	ArcelorMittal Ostrava a.s.	ArcelorMittal Ostrava	Czech Republic
	ArcelorMittal Duisburg GmbH	ArcelorMittal Duisburg	Germany

Africa and Commonwealth of Independent States ("ACIS")
	ArcelorMittal South Africa Ltd.	ArcelorMittal South Africa	South Africa
	JSC ArcelorMittal Temirtau	ArcelorMittal Temirtau	Kazakhstan
	PJSC ArcelorMittal Kryvyi Rih	ArcelorMittal Kryvyi Rih	Ukraine
	ArcelorMittal International Luxembourg S.A.	ArcelorMittal International Luxembourg	Luxembourg

Mining
	ArcelorMittal Mines Canada Inc.	ArcelorMittal Mines Canada	Canada
	ArcelorMittal Liberia Ltd	ArcelorMittal Liberia	Liberia
	JSC ArcelorMittal Temirtau	ArcelorMittal Temirtau	Kazakhstan
	PJSC ArcelorMittal Kryvyi Rih	ArcelorMittal Kryvyi Rih	Ukraine

1	As of January 1, 2016, the business formerly carried on by ArcelorMittal Dofasco Inc. is now carried on by ArcelorMittal Dofasco G.P.
2	As of January 1, 2016, the business formerly carried on by ArcelorMittal Montreal Inc. is now carried on by ArcelorMittal Long Products Canada G.P.